Exhibit 4.16

AMENDMENT NO. 13

TO

WINDSTREAM 401(k) PLAN

WHEREAS, Windstream Corporation (the “Company”) maintains the Windstream 401(k) Plan, established as of July 1, 2006, and as subsequently amended (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

1. Effective as of March 26, 2010, Section 10.01(b) is amended to provide as follows:

(b)	For all purposes of the Plan other than with respect to Rollover Contributions or as provided in Section 10.01(c), each Eligible Employee shall become a Participant on the later of the date he becomes an Eligible Employee or the date that is six months after the date he first completes an Hour of Service, provided that his employment has not terminated and he remains an Eligible Employee on such date. Notwithstanding the foregoing:

(i)	A person who was an employee of Valor Communications Group, Inc. (or related entity) immediately prior to the merger with Alltel Holding Corp. and is an Eligible Employee as of the first day of the first payroll period for the Plan Year ending December 31, 2007, shall become a Participant on that first day of the first payroll period for the Plan Year ending December 31, 2007.

(ii)	A person who was an employee of The Concord Telephone Company (or related entity) immediately prior to the merger with Windstream Corporation and is an Eligible Employee as of the first day of the first payroll period for the Plan Year ending December 31, 2008, shall become a Participant on that first day of the first payroll period for the Plan Year ending December 31, 2008.

(iii)	A person who was an employee of Lexcom, Inc. (or related entity) immediately prior to the merger with Windstream Corporation and is an Eligible Employee as of the first day of the first payroll period for the Plan Year ending December 31, 2010, shall become a Participant on that first day of the first payroll period for the Plan Year ending December 31, 2010.

(iv)	A person who was an employee of D&E Communications, Inc. (or related entity) immediately prior to the merger with Windstream Corporation and is an Eligible Employee as of the first day of the first payroll period for the Plan Year ending December 31, 2010, shall become a Participant on the first day of the first payroll period for the Plan Year ending December 31, 2010.

(v)	A person who was an employee of NuVox Communications, Inc. (or related entity) immediately prior to the merger with Windstream Corporation and is an Eligible Employee on March 26, 2010, shall become a Participant on March 26, 2010.

2. Effective as of March 26, 2010, Section 13.01 of the Plan is amended to provide as follows:

Regular Employer Matching Contributions

Each Matching Employer shall make a Regular Employer Matching Contribution on behalf of each Participant who is eligible to receive Regular Employer Matching Contributions in an amount equal to:

(a)	100% of the first 3% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year, plus

(b)	50% of the next 2% of the Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the Plan Year.

As soon as administratively practicable following the end of the Plan Year, Regular Employer Matching Contributions shall be made by the Matching Employer and allocated to each Participant who is eligible to receive Regular Employer Matching Contributions. A person is eligible to receive Regular Employer Matching Contributions of a Matching Employer for a Plan Year only if he is employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) on the last day of the Plan Year or if the person died, retired, or became disabled while employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) during the Plan Year. A person is eligible to receive Regular Employer Matching Contributions only with respect to the Participant’s Compensation and Salary Deferral Contributions for the portion of the Plan Year that is attributable to the period when the Participant was an Eligible Employee during the Plan Year. For purposes of this paragraph, (i) “retired” means termination of employment on or after age 65 or when eligible for an “Early Retirement Pension” under the Windstream Pension Plan and (b) “disabled” means disabled under the Company’s long-term disability plan.

With respect to any Eligible Employee who is covered by a collective bargaining agreement between an Employer and a representative of the Employee, the Employer shall make a Regular Employer Matching Contribution under the Plan with respect to Salary Deferral Contributions made by the Employer on behalf of the Employee only as agreed to in the collective bargaining agreement.

Notwithstanding the foregoing, each Eligible Employee who becomes employed with Walker and Associates of North Carolina, Inc. (“Walker”) in connection with the Definitive Agreement regarding the proposed sale to Walker of assets related to the non-affiliate side of Windstream Supply, LLC’s business (the “Definitive Agreement”) shall, subject to the closing of the transaction described in the Definitive Agreement, be eligible for a Regular Employer Matching Contribution without regard to the requirement that the Eligible Employee be employed as an Eligible Employee on the last day of the Plan Year and receive such Regular Employer Matching Contribution as soon as administratively practicable following the closing of the transaction described in the Definitive Agreement.

Notwithstanding the foregoing, each Eligible Employee whose employment with an Employer is classified by the Employer to end and ends pursuant to the 2009 restructuring (which restructuring began on September 30, 2009) (the “Restructuring”) shall be eligible for a Regular Employer Matching Contribution without regard to the requirement that the Eligible Employee be employed as an Eligible Employee on the last day of the Plan Year and receive such Regular Employer Matching Contribution as soon as administratively practicable after the completion of the Restructuring.

Notwithstanding the foregoing, with respect to any Eligible Employee who was an employee of NuVox Communications, Inc. (or related entity) immediately prior to the merger with Windstream Corporation (“NuVox Participant”), the Matching Employer shall not make the Regular Employer Matching Contribution as described in the first paragraph above for each such NuVox Participant for the Plan Year ending December 31, 2010 (the “2010 Plan Year”). Instead, the Matching Employer for the 2010 Plan Year shall make a “NuVox” Regular Employer Matching Contribution on behalf of each such NuVox Participant who is eligible to receive the “NuVox” Regular Employer Matching Contribution in an amount equal to 25% of the first 4% of the NuVox Participant’s Compensation that he contributes to the Plan as Salary Deferral Contributions for the 2010 Plan Year. As soon as administratively practicable following the end of the 2010 Plan Year, “NuVox” Regular Employer Matching Contributions shall be made by the Matching Employer and allocated to each NuVox Participant who is eligible to receive “NuVox” Regular Employer Matching Contributions. A person is eligible to receive “NuVox” Regular Employer Matching Contributions of a Matching Employer for the 2010 Plan Year only if he is a NuVox Participant and either is employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) on December 31, 2010 or had died, retired, or became disabled while employed as an Eligible Employee (in a position not covered by a collective bargaining agreement) during the 2010 Plan Year. A person is eligible to receive “NuVox” Regular Employer Matching Contributions only with respect to the NuVox Participant’s Compensation and Salary Deferral Contributions for the portion of the 2010 Plan Year that is attributable to the period when the NuVox Participant was an Eligible Employee during the 2010 Plan Year. For purposes of this paragraph, (i) “retired” means termination of employment on or after age 65 or when eligible for an “Early Retirement Pension” under the Windstream Pension Plan and (b) “disabled” means disabled under the Company’s long-term disability plan. For purposes of clarity, the Regular Employer Matching Contributions as described in the first paragraph above, and not the “NuVox” Regular Employer Matching Contribution described in this paragraph, shall apply to NuVox Participants for Plan Years following the 2010 Plan Year.

IN WITNESS WHEREOF, the Company, by its duly authorized representative, has caused this Amendment No. 13 to the Windstream 401(k) Plan to be executed on this 19th day of March, 2010.

WINDSTREAM CORPORATION

By:	/s/ Robert R. Boyd
Title:	Member of the Benefits Committee